Exhibit 99.1

NEWS RELEASE

Company Contact:
Barry Regenstein, President
Command Security Corporation
845-454-3703

COMMAND SECURITY CORPORATION ANNOUNCES RESIGNATION OF
BOARD MEMBER AND APPOINTMENT OF REPLACEMENT DIRECTOR

Lagrangeville, New York*** June 14, 2011***Command Security Corporation (NYSE Amex: MOC) (the “Company” or “Command”) is pleased to announce that Janet Steinmayer has joined the Company’s Board of Directors.  Ms. Steinmayer will also serve as a member of the Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee of the Company’s Board.  Ms. Steinmayer replaces Laurence A. Levy as a member of the Company’s Board and the Nominating and Corporate Governance Committee and the Compensation Committee of the Board, resulting from Mr. Levy’s resignation from such positions on June 9, 2011.  Ms. Steinmayer was also appointed to the Company’s Audit Committee, based on her financial expertise and understanding of generally accepted accounting principles, generally accepted auditing standards and financial statements.  Ms. Steinmayer brings decades of significant business experience to Command’s Board.  Currently, she serves as Chief Executive Officer of Appleseed LLC, a company which provides marketing, branding and strategic advice to food retailers, restaurants and entrepreneurs, with particular expertise in sports marketing, incubator company consulting and using new media strategically and profitably.  From 2006 to January 2009, Ms. Steinmayer served as President, Chief Executive Officer and as a member of the Board of Directors of Centerplate, Inc., which was a company whose shares were publicly traded on the NYSE Amex and the Toronto Stock Exchange until its sale to a private equity firm in January 2009.  Ms. Steinmayer was employed in various other executive capacities with Centerplate from 1993 until her appointment as President and Chief Executive Officer in 2006.  Centerplate is one of the largest hospitality companies in North America and one of the largest providers of services to the National Football League (NFL), Major League Baseball (MLB), major convention centers, arenas, performing arts centers, museums and ski resorts.

Barry I. Regenstein, President of Command stated:  “We are very pleased that Ms. Steinmayer has agreed to join our Board of Directors and the Audit, Nominating and Corporate Governance  and Compensation Committees of our Board.  We expect that our Company will benefit greatly through Ms. Steinmayer’s many years of business experience and expertise, and that she will contribute in many ways to our Company.”

About Command Security Corporation

Command Security Corporation provides uniformed security officers, aviation security services and support security services to commercial, financial, industrial, aviation and governmental customers throughout the United States.  We safeguard against theft, fraud, fire, intrusion, vandalism and the many other threats that our customers are facing today.  By partnering with each customer, we design programs customized to meet their specific security needs and address their particular concerns.  We bring years of expertise, including sophisticated systems for hiring, training, supervision and oversight, backed by cutting-edge technology, to every situation that our customers face involving security.  Our mission is to enable our customers to operate their businesses without disruption or loss, and to create safe environments for their employees.  For more information concerning our company, please refer to our website at www.commandsecurity.com.

Forward-Looking Statements

This announcement by Command Security Corporation (referred to herein as the “Company”) contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and within the meaning of the Private Securities Litigation Reform Act of 1995 about the Company that are based on management’s assumptions, expectations and projections about the Company.  Such forward-looking statements by their nature involve a degree of risk and uncertainty.  The Company cautions that actual results of the Company could differ materially from those projected in the forward-looking statements as a result of various factors, including but not limited to the factors described under the heading “Risk Factors” in the Company’s most recent Annual Report on Form 10-K for the fiscal year ended March 31, 2010, filed with the Securities and Exchange Commission, and such other risks disclosed from time to time in the Company’s periodic and other reports filed with the Securities and Exchange Commission.  You should consider the areas of risk described above in connection with any forward-looking statements that may be made by the Company.  The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.  You are advised, however, to consult any additional disclosures the Company makes in proxy statements, quarterly reports on Form 10-Q, annual reports on Form 10-K and current reports on Form 8-K filed with the Securities and Exchange Commission, which are publicly available at the Securities and Exchange Commission’s website at www.sec.gov/edgar.shtml.